                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                  SAUER DANFOSS
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               EXPLANATORY NOTE

     This form of Proxy Statement contains two sets of cover pages. The first set of cover pages, with page numbers preceded by the letter "A," is the letter to stockholders of Sauer-Danfoss Inc., informing them of the annual meeting of stockholders. The second set of cover pages, with page numbers preceded by the letter "B," is a letter to employees of Sauer-Danfoss Inc. and its subsidiaries who are participants in the company's 401(k) plan. This letter specifically informs the participants that only the trustee may attend the annual meeting and vote the shares under the plan, at the direction of the participants. Therefore, the participants must complete the proxy card instructing the trustee on how to vote the shares and return the proxy card to the transfer agent, who will forward the votes to the trustee for tabulation. All stockholders, including 401(k) plan participants, will receive the first set of cover pages. The plan participants, but not other stockholders, will receive the second set of cover pages in addition to the first set.

                           [SAUER-DANFOSS INC. LOGO]

                             2800 EAST 13TH STREET
                                AMES, IOWA 50010

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 30, 2000

                            ------------------------

TO OUR STOCKHOLDERS:

    The annual meeting of stockholders of Sauer-Danfoss Inc. (formerly
Sauer Inc.), a Delaware corporation, will be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York, 10022, on Tuesday, May 30, 2000, commencing at 8:00 a.m. local time. At the meeting, stockholders will act on the following matters:

    1. To elect nine (9) directors for a term expiring at the annual meeting of Stockholders to be held in 2001, and until their respective successors are duly elected and shall qualify.

    2. To transact such other business as may properly come before the meeting or any postponement, adjournment, or adjournments.

    Stockholders of record at the close of business on April 27, 2000, are entitled to notice of and to vote at the annual meeting or any postponement, adjournment, or adjournments.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE EITHER COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD IN THE PROVIDED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, WHETHER BY MAIL, BY TELEPHONE, OR VIA THE INTERNET, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE ("STREET NAME") YOU WILL NEED TO OBTAIN FROM THE RECORD HOLDER AND BRING TO THE MEETING A PROXY ISSUED IN YOUR NAME, AUTHORIZING YOU TO VOTE THE SHARES.

                                          By order of the Board of Directors,

                                          /s/ Kenneth D. McCuskey

                                          Kenneth D. McCuskey
                                          CORPORATE SECRETARY

Ames, Iowa
May 5, 2000

                           SAUER-DANFOSS INC.
                         2800 EAST 13TH STREET
                            AMES, IOWA  50010

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 2000

Dear 40l(k) Plan Participant:

      This letter and the enclosed proxy materials are being sent to you in connection with the 2000 Annual Meeting of Stockholders of Sauer-Danfoss Inc. because you are a participant in either the Sauer-Danfoss Employees' Savings and Retirement Plan or the LaSalle Factory Employee Savings Plan and you have elected to invest a portion of your 401(k) plan contributions in Sauer-Danfoss stock. In order to direct Institutional Trust Company, the trustee of your 40l(k) plan (the "Trustee"), to vote the shares of Sauer-Danfoss stock held on your behalf under your 40l(k) plan, you must return the enclosed proxy card to the Company's transfer agent in the enclosed return envelope by no later than May 24, 2000. The transfer agent will tabulate the votes for the 401(k) plan participants and transmit the information to the Trustee to permit the Trustee to vote the shares.

      Most 401(k) plan participants also have the option of directing the Trustee via the Internet or by using a toll-free telephone number. Check your proxy card to see which options are available to you. Please be aware that if you transmit your instructions over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone facilities will be available until 5:00 p.m. (EST) on May 24, 2000.

      Please note that the enclosed proxy materials begin with a cover letter addressed generally to Sauer-Danfoss stockholders. The information about the annual meeting in that letter is applicable to all stockholders, including those who hold securities through the Company's 401(k) plans, BUT THE MAILING AND VOTING INSTRUCTIONS IN THAT LETTER APPLY ONLY TO SHARES HELD OUTSIDE THE 401(k) PLANS. This letter provides the specific mailing instructions applicable to instructing the Trustee on how to vote the Sauer-Danfoss shares held through your 401(k) plan. The proxy card and return envelope enclosed herewith have been specifically coded for 401(k) plan participants.

      If you also hold shares of Sauer-Danfoss Inc. stock outside of your 40l(k) plan as a beneficial owner, you will receive a separate set of proxy materials to enable you to vote the shares held in your individual capacity. The proxy card enclosed with this mailing cannot be used to vote the shares held in your individual capacity; it may only be used to direct the Trustee to vote the shares held on your behalf under the 40l(k) plan in which you participate. The Trustee will vote the shares held in the 40l(k) plan on your behalf in accordance with your instructions on the enclosed proxy card or transmitted over the Internet or by telephone. If you do not give your instructions via the Internet, by using the toll-free telephone number, or by returning the proxy card to the transfer agent by May 24, 2000, the Trustee will vote the shares held on your behalf in the same proportion as the Trustee votes the shares held on behalf of the other participants in your 40l(k) plan for whom the Trustee does receive voting instructions.

     The 2000 Annual Meeting of Stockholders of Sauer-Danfoss Inc. will be held on Tuesday, May 30, 2000, at 8:00 a.m. (local time), at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022. At the meeting, stockholders will act on the following matters:

     1. To elect nine (9) directors for a term expiring at the Annual Meeting of Stockholders to be held in 2001, and until their respective successors are duly elected and shall qualify.

     2. To transact such other business as may properly come before the meeting or any postponement, adjournment, or adjournments.

     You cannot attend the meeting to vote the shares held for your account under your 401(k) plan in person; you can only direct the Trustee to vote on your behalf. Stockholders of record at the close of business on April 27, 2000, are entitled to notice of and to vote at the annual meeting or any postponement, adjournment, or adjournments.

In order to direct the Trustee to vote the shares held on your behalf under the 40l(k) plan in accordance with your wishes, you must transmit your instructions via the Internet, by telephone, or by returning the enclosed proxy card to the transfer agent prior to 5:00 p.m. (EST) on or before Wednesday, May 24, 2000, which is three business days prior to the date of the Annual Meeting of Stockholders, so that the Trustee may properly tabulate and carry out the voting instructions it receives.

                                     By order of the Board of Directors,

                                     /s/ Kenneth D. McCuskey
                                     Kenneth D. McCuskey
                                     CORPORATE SECRETARY

Ames, Iowa
May 5, 2000

                               SAUER-DANFOSS INC.

                             2800 EAST 13TH STREET
                                AMES, IOWA 50010

                            ------------------------

                                PROXY STATEMENT
                                  MAY 5, 2000

                            ------------------------

                              GENERAL INFORMATION

SOLICITATION AND REVOCABILITY OF PROXIES

    The enclosed proxy is being solicited on behalf of the Board of Directors of Sauer-Danfoss Inc. (the "Company") for use at the annual meeting of the stockholders to be held on May 30, 2000 (the "Annual Meeting"), and at any postponement, adjournment, or adjournments. Most stockholders have a choice of voting via the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will be available until the start of the Annual Meeting.

    Any proxy given does not affect your right to vote in person at the meeting and may be revoked at any time before it is exercised by notifying Kenneth D. McCuskey, Corporate Secretary, by mail, telegram, or facsimile, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by appearing at the Annual Meeting in person and voting by ballot. Persons whose shares are held of record by a brokerage house, bank, or other nominee and who wish to vote at the meeting, must obtain from the record holder a proxy issued in such person's name.

    The Company intends to mail this Proxy Statement and the accompanying proxy on or about May 5, 2000.

EXPENSE OF SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the accompanying proxy, and any additional information furnished to stockholders. The Company will reimburse banks, brokerage houses, custodians, nominees, and fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners. In addition to solicitations by mail, regular employees and directors of the Company may solicit proxies, without additional compensation, in person or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies.

VOTING OF PROXIES

    All shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in accordance with the instructions on the proxy. If no instructions are indicated on a properly completed proxy, the shares represented by that proxy will be voted for the election of the nominees for director designated below.

PERSONS ENTITLED TO VOTE

    Only holders of common stock of the Company of record as of the close of business on April 27, 2000, are entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, 26,902,306 shares of common stock were outstanding. Holders of common stock are entitled to one (1) vote for each share held on all matters to be voted upon. Shares cannot be voted at the Annual Meeting unless the owner is present in person or represented by proxy. The directors shall be elected by an affirmative vote of a plurality of the shares that are entitled to vote on the election of directors and that are represented at the meeting by stockholders who are present in person or by proxy, assuming a quorum is present. The nine nominees for directors receiving the greatest number of votes at the Annual Meeting will be elected as directors. For all other matters to be voted upon at the Annual Meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval.

    When a broker or other nominee holding shares for a customer votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power with respect to such proposal and has not received instructions from the beneficial owner, it is referred to as a "Broker Nonvote." Properly executed proxies marked "Abstain" or proxies required to be treated as "Broker Nonvotes" will be treated as present for purposes of determining whether there is a quorum at the meeting. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker Nonvotes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 30, 2000, with respect to shares of common stock of the Company that were owned beneficially by: (i) each beneficial owner of more than 5% of the outstanding shares of common stock; (ii) each of the directors; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all executive officers and directors of the Company as a group.

                                                                NUMBER OF SHARES     PERCENT OF
                                                                  BENEFICIALLY       OUTSTANDING
BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS                OWNED(1)           SHARES
----------------------------------------------------            ----------------     -----------
Klaus Murmann & Co. KG(2)...................................  15,562,500 (3)(4)         56.6%
Danfoss Murmann Holding A/S(5)..............................  15,261,500 (6)            55.5%
Danfoss A/S(5)..............................................  15,261,500 (6)            55.5%
K. Murmann Verwaltungsgesellschaft mbH(2)...................  10,662,500 (3)(4)         38.8%
Sauer GmbH(2)...............................................  10,362,500 (7)            37.7%
EMF Europaische Marketing und Finanzmanagement AG(2)........     300,000                 1.1%
Klaus H. Murmann, Director and Chairman(2)..................  15,690,725 (3)(4)(8)      57.1%
Hannelore Murmann(2)........................................  15,829,600 (3)(4)(8)      57.6%
Nicola Keim, Director(2)....................................  15,563,500 (3)(4)(8)      56.6%
Sven Murmann, Director(2)...................................  15,563,500 (3)(4)(8)      56.6%
Ulrike Murmann-Knuth(2).....................................  15,562,500 (3)(4)(8)      56.6%
Jan Murmann(2)..............................................  15,562,500 (3)(4)(8)      56.6%
Anja Murmann(2).............................................  15,562,500 (3)(4)(8)      56.6%
Brigitta Zoellner(2)........................................  15,562,500 (3)(4)(8)      56.6%
Christa Zoellner(2).........................................  15,562,500 (3)(4)(8)      56.6%
Tonio P. Barlage, Director and President(2)(9)..............     600,000 (10)            2.2%
David L. Pfeifle, Director, President and Chief Executive
  Officer(11)...............................................     282,200                 1.0%
Wolfgang P. Weisser, Vice President of Sales and Marketing,
  Europe(2).................................................     123,550                   *
Thomas K. Kittel, Vice President--Hydrostatics--Europe(2)...     279,800                 1.0%
Ole Steen Andersen, Director(5).............................           0                   0%
Jorgen Clausen, Director and Vice Chairman(5)...............      58,000                   *
Hans Kirk, Director(5)......................................           0                   0%
Johannes F. Kirchhoff, Director(2)..........................       1,400                   *
Richard M. Schilling, Director(11)..........................       6,000                   *
All directors and executive officers as a group
  (11 persons)..............................................  17,389,175 (12)           63.2%

------------------------

*Represents less than 1%.

(1) Unless otherwise indicated in the following notes, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.

(2) The mailing address for each of these entities and persons is c/o Sauer-Sundstrand GmbH, Krokamp 35, 24539 Neumunster, Federal Republic of Germany.

(3) These shares include 10,362,500 shares owned directly by Sauer GmbH, a German limited liability company. As a result of its 100% ownership of Sauer GmbH, K. Murmann Verwaltungsgesellschaft mbH, a German limited liability company ("Murmann GmbH"), has shared voting and dispositive power over these shares. As a result of its 100% ownership of Murmann GmbH, Klaus Murmann & Co. KG, a German partnership ("Murmann KG"), also has shared voting and dispositive power over these shares. Klaus H. Murmann and Hannelore Murmann, as the general partners of Murmann KG, and Nicola Keim, Sven Murmann, Ulrike Murmann-Knuth, Anja Murmann, Jan Murmann, Brigitta Zoellner, and Christa Zoellner, as limited partners of Murmann KG who share the power to vote on investment decisions, also have shared voting and dispositive power over these shares. Murmann GmbH, Murmann KG, Klaus H. Murmann, Hannelore Murmann, Nicola Keim, Sven Murmann, Ulrike Murmann-Knuth, Anja Murmann, Jan Murmann, Brigitta Zoellner, and Christa Zoellner each disclaim beneficial ownership of all 10,362,500 of these shares.

(4) These shares include 300,000 shares owned directly by EMF Europaische Marketing and Finanzmanagement AG, a German corporation ("EMF"). As a result of its 99.99% interest in Sauer GmbH & Co. Hydraulik KG ("Sauer Hydraulik"), a German limited partnership, which is the 100% owner of EMF, Murmann GmbH has shared voting and dispositive power over these shares. As a result of its 100% ownership of Murmann GmbH, Murmann KG has shared voting and dispositive power over these shares. Klaus H. Murmann and Hannelore Murmann, as the general partners of Murmann KG, and Nicola Keim, Sven Murmann, Ulrike Murmann-Knuth, Anja Murmann, Jan Murmann, Brigitta Zoellner, and Christa Zoellner, as limited partners of Murmann KG who share the power to vote on investment decisions, each have shared voting and dispositive power over these shares. Murmann GmbH, Murmann KG, Klaus H. Murmann, Hannelore Murmann, Nicola Keim, Sven Murmann, Ulrike Murmann-Knuth, Anja Murmann, Jan Murmann, Brigitta Zoellner, and Christa Zoellner each disclaim beneficial ownership of all 300,000 of these shares.

(5) The mailing address for each of these entities and persons is DK-6430 Nordborg, Denmark.

(6) These shares include 10,361,500 shares owned directly by Sauer GmbH, as to which an irrevocable voting proxy (the "Voting Proxy") has been granted to Danfoss Murmann Holding A/S (the "Holding Company"). The Holding Company has sole voting power, but no dispositive power (sole or shared), over these shares. Danfoss A/S has shared voting and dispositive power over these shares. These shares also include 4,900,000 shares owned directly by Murmann KG, as to which the Holding Company and Danfoss A/S have shared voting and dispositive power. The Holding Company disclaims beneficial ownership of 4,900,000 of these shares. Danfoss A/S disclaims beneficial ownership of all 15,261,500 of these shares.

(7) These shares are owned directly by Sauer GmbH but, pursuant to the Voting Proxy, Sauer GmbH has neither sole nor shared voting power over 10,361,500 of these shares. Sauer GmbH has sole voting power over 1,000 of these shares and sole dispositive power over all 10,362,500 of these shares.

(8) These shares include 4,900,000 shares owned directly by Murmann KG. Klaus H. Murmann and Hannelore Murmann, as the general partners of Murmann KG, and Nicola Keim, Sven Murmann, Ulrike Murmann-Knuth, Anja Murmann, Jan Murmann, Brigitta Zoellner, and Christa Zoellner, as limited partners of Murmann KG who share the right to vote on investment decisions, each have shared voting and dispositive power over these shares. Klaus H. Murmann, Hannelore Murmann, Nicola Keim, Sven Murmann, Ulrike Murmann-Knuth, Anja Murmann, Jan Murmann, Brigitta Zoellner, and Christa Zoellner each disclaim beneficial ownership of all 4,900,000 of these shares.

(9) Effective March 31, 2000, Mr. Barlage resigned as a director and President of the Company, positions he held throughout 1999. The Company purchased on April 6, 2000, all of the shares of common stock held by Mr. Barlage and his spouse.

(10) Includes 250,000 shares held by Mr. Barlage's spouse.

(11) The mailing address for these persons is 2800 East 13th Street, Ames, Iowa 50010.

(12) Includes stock owned by Mr. Barlage's spouse and the spouses and children of other executive officers.

THE DANFOSS TRANSACTION

    The Company acquired all of the outstanding shares of common stock of Danfoss Fluid Power A/S and Danfoss Fluid Power Inc. (the "Danfoss Fluid Power Companies") as approved at the special meeting of stockholders held on May 3, 2000. In exchange for the acquisition of all of the outstanding shares of common stock of the Danfoss Fluid Power Companies on May 3, 2000 (the "Danfoss Transaction") the Company issued 16,149,812 shares of its common stock to Danfoss Murmann Holding A/S (the "Holding Company"). The Holding Company is a Danish company owned by entities and persons under the control of Klaus H. Murmann, the Chairman of the Company (the "Murmann Family") and Danfoss A/S ("Danfoss") and formed to effect the Danfoss Transaction. Prior to the consummation of the Danfoss Transaction, the Murmann Family contributed to the Holding Company 1,000 shares of the Company's common stock in exchange for shares of the Holding Company's common stock and gave the Holding Company an irrevocable proxy to vote an additional 10,361,500 shares of the Company's common stock. Danfoss contributed to the Holding Company all of the outstanding shares of common stock of the Danfoss Fluid Power Companies in exchange for shares of the Holding Company's common stock. The Holding Company's voting rights are shared equally by the Murmann Family and Danfoss.

    On May 3, 2000, the Company also issued 2,250,000 shares of common stock to three entities owned by the Murmann Family in exchange for termination of their limited partnership interests in Sauer-Sundstrand GmbH & Co., the Company's German operating company, see "CERTAIN RELATIONSHIPS AND TRANSACTIONS--MURMANN FAMILY LIMITED PARTNERSHIP INTEREST IN THE GERMAN OPERATING COMPANY." The termination of the limited partnership interests was a condition to the consummation of the Danfoss Transaction.

    Prior to the Danfoss Transaction, the Murmann Family owned the majority of the outstanding shares of the Company. Effective upon the closing of the Danfoss Transaction and the issuances of stock described above (which stock was issued subsequent to the record date for the Annual Meeting and will not be entitled to be voted at the Annual Meeting), the Holding Company acquired and will have the power to vote at future meetings 26,512,312 shares of the Company's common stock (or approximately 58.5% of the outstanding shares of the Company's common stock). The Murmann Family owns and has power to vote an additional
7,847,325 shares of the Company's common stock (or approximately 17.3% of the outstanding shares of the Company's stock). Accordingly, the Holding Company and the Murmann Family control, in the aggregate, approximately 75.9% of the outstanding shares of the Company's common stock. Also, before December 31, 2000, the Company will issue to the Holding Company additional shares of Company common stock in exchange for substantially all of the assets of certain sales companies of Danfoss.

    In connection with the Danfoss Transaction, the Murmann Family and Danfoss have entered into an agreement regarding the Holding Company and their ownership of the Holding Company's common stock (the "Holding Company Agreement"). Pursuant to the Holding Company Agreement, the Murmann Family and Danfoss will each identify for recommendation to the Company's Nominating Committee three candidates for director who may be associated with the Murmann Family or Danfoss. In addition, the

Murmann Family and Danfoss will each identify for recommendation two additional candidates for director. One such candidate recommended by the Murmann Family will be the Company's Chief Executive Officer and President and the remaining three such candidates must be independent from and not associated or affiliated with the Murmann Family or Danfoss. With respect to the current nominees for election as directors, Klaus H. Murmann, Nicola Keim and Sven Murmann were recommended by the Murmann Family and Messrs. Andersen, Clausen and Kirk were recommended by Danfoss.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company (the "Board") has nominated the nine current directors for election, with one vacancy remaining on the Board. All directors are elected annually.

    Each of the nine nominees for directors are currently directors and if elected, will serve until the 2001 Annual Meeting and until a successor has been elected and qualified, or until such director's earlier death, resignation, or removal.

    Each share is entitled to one vote for each of nine directors. The persons named in the accompanying proxy will vote it for the election of the nominees named below as directors unless otherwise directed by the Stockholder. Each nominee has consented to be named and to continue to serve if elected. In the unanticipated event that a nominee becomes unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitute.

NOMINEES TO SERVE FOR DIRECTORS

    OLE STEEN ANDERSEN, age 53, has been a director of the Company since May 3, 2000. Mr. Andersen has been an Executive Vice President and member of the Executive Committee of Danfoss A/S for more than the past five years.

    JORGEN M. CLAUSEN, age 51, has been a director and Vice Chairman of the Company since May 3, 2000. He has served as the President and Chief Executive Officer and a member of the Executive Committee of Danfoss A/S for more than the past five years. He is also Chairman of the Board of Risoe National Laboratories, a Danish government-owned research organization, and a member of the Academy of Technical Sciences, a non-profit organization promoting the technical sciences in Denmark.

    HANS KIRK, age 57, has been a director of the Company since May 3, 2000. He has served as an Executive Vice President and member of the Executive Committee of Danfoss A/S for more than the past five years. He is also a director of NIRAS Group.

    NICOLA KEIM, age 39, has been a director of the Company since April 1990. Ms. Keim served as a Member of the Supervisory Board of Sauer Getriebe from November 1990 through June 1997. Ms. Keim is the daughter of Klaus H. Murmann, Chairman of the Company and a sister of Sven Murmann, a director of the Company.

    JOHANNES F. KIRCHHOFF, age 42, has been a director of the Company since April 1997. Mr. Kirchhoff has been owner and Managing Director of the FAUN Umwelttechnik GmbH & Co., a German manufacturer of vehicles for waste disposal, since December 1994. From November 1989 through November 1994, Mr. Kirchhoff served as a Managing Director of Edelhoff Polytechnik GmbH & Co., a German manufacturer of vehicles for waste disposal. Mr. Kirchhoff also served on the Board of Directors of Edelhoff AG &

Co., the holding company of Edelhoff Polytechnik GmbH & Co., from June 1993 through November 1994. He is Chairman of the Compensation Committee of the Board and a member of the Audit Committee of the Board.

    KLAUS H. MURMANN, age 68, a director of the Company since April 1990, is currently Chairman of the Company. From 1987 to May 3, 2000, he served as Chairman and Chief Executive Officer of the Company and its predecessor.
Mr. Murmann founded Sauer Getriebe in 1967, which, as a licensee of and later joint venture partner with Sundstrand Corporation, has been involved in the hydrostatics business since 1967. He is a member of the supervisory board of PreussenElektra AG, Hannover, a German utility. He is Chairman of the Board of Gothaer Insurance Group, Gottingen/Cologne, a German insurance company, Chairman of the Board of PSVaG, a national pension fund, a member of the board of Bankgesellschaft Berlin AG, Berlin, a German bank, and a director of GKN PLC, United Kingdom, an engineering company. Klaus Murmann is the father of Nicola Keim and Sven Murmann, each of whom is a director of the Company. He is a member of the Executive Committee of the Board.

    SVEN MURMANN, age 32, has been a director of the Company since April 1994. Mr. Murmann is presently employed as Manager of K. Murmann Verwaltungs GmbH, an asset management company owned by the Murmann Family. He has been serving in an internship at IBM since December 1, 1999, which expires on May 31, 2000. He served as an Assistant Professor at the University of Zurich from October 1997 to October 1999, and was a research assistant at Ludwig-Maximilians University in Munich from April 1994 through August 1995. Mr. Murmann is the son of Klaus
H. Murmann, Chairman of the Company and a brother of Nicola Keim, a director of the Company.

    DAVID L. PFEIFLE, age 55, a director of the Company since April 1994, has been Chief Executive Officer since May 3, 2000, President since March 31, 2000 and President of Sauer-Sundstrand Company, the primary U.S. operating subsidiary of the Company, since 1994. He served as Chief Operating Officer of the Company from January 20, 2000 to May 3, 2000. Prior to his appointment as President,
Mr. Pfeifle served as Executive Vice President since 1994. For more than five years prior to 1994, he held various senior management positions with Sauer-Sundstrand Company with increasing responsibility. Mr. Pfeifle is a member of the board of the Construction Industry Manufacturers Association and of the board of the National Fluid Power Association. He is a member of the Executive Committee of the Board.

    RICHARD M. SCHILLING, age 62, has been a director of the Company since
April 1990, and of its predecessor since 1987. He began his career at Sundstrand Corporation, a manufacturer of components for aerospace and industrial applications, in April 1968 as a corporate attorney and assistant secretary. In 1978, he was named General Counsel and Vice President, and in 1988, he was elected Secretary of Sundstrand Corporation. Mr. Schilling retired from Sundstrand Corporation on December 31, 1997, and is currently a partner at Hinshaw & Culbertson, a law firm in Rockford, Illinois. He is Chairman of the Audit Committee of the Board and a member of the Compensation Committee of the Board.

    Pursuant to the Holding Company Agreement, Ms. Keim, Klaus Murmann and Sven Murmann were recommended as nominees by the Murmann Family and Messrs. Andersen, Clausen and Kirk were recommended as nominees by Danfoss, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT--THE DANFOSS TRANSACTION."

BOARD COMMITTEES AND MEETINGS

    The Board held six meetings during 1999, including one meeting by telephone. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. During 1999 the Audit Committee held three meetings and the Compensation Committee held three meetings. The Executive Committee held no formal meetings, but took action by unanimous written consent. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the director served during 1999, except that Nicola Keim attended four out of the six meetings of the Board.

    EXECUTIVE COMMITTEE. The Executive Committee possesses all of the powers of the Board, except for certain powers specifically reserved by Delaware law to the Board. Klaus H. Murmann and David L. Pfeifle are the current members of the Executive Committee.

    AUDIT COMMITTEE. The Audit Committee is currently composed of two directors, none of whom is an employee of the Company. The Audit Committee makes recommendations to the Board regarding the independent auditors to be appointed for ratification by the stockholders, reviews the scope of the annual audit activities of the independent auditors and the Company's internal auditors, reviews audit results and administers the Code of Business Conduct and Lawful Practices. The Audit Committee currently consists of Messrs. Schilling (Chairman) and Kirchhoff.

    The Company's Board of Directors is in the process of preparing a written charter for the Audit Committee and expects to adopt such a charter prior to June of this year. The members of the Audit Committee are independent, as independence is defined in Section 303.02(D) of the New York Stock Exchange's current listing standards.

    COMPENSATION COMMITTEE. The Compensation Committee is currently composed of two directors, neither of whom is an employee of the Company. The Compensation Committee reviews and determines the salaries of the executive officers of the Company and administers the Company's Bonus Plan. The current members of the Compensation Committee are Messrs. Kirchhoff (Chairman) and Schilling.

    NOMINATING COMMITTEE. A Nominating Committee was established on May 3, 2000. The current members of the Nominating Committee are Messrs. Clausen and Murmann. The committee has not established any procedures with respect to considering nominees recommended by Stockholders.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive quarterly retainers of $5,000 ($20,000 per annum), plus $1,000 for each Board meeting attended and $500 for participation in a telephonic meeting, together with expenses relating to their duties as directors. The Vice Chairman, if not an employee, receives a quarterly retainer of $10,000 ($40,000 per annum) and the Chairman, if not an employee, receives a quarterly retainer of $20,000 ($80,000 per annum).

    Pursuant to the Non-Employee Director Stock Plan, the Board has determined that following each Annual Meeting in April, each non-employee director shall receive 1,000 shares of Restricted Common Stock of the Company. All shares of Restricted Common Stock of the Company will vest on the third anniversary of the date of grant. The non-employee directors will have voting and dividend rights with respect to the Restricted Common Stock, but the Restricted Common Stock will be forfeited upon termination of service from the Board for any reason prior to the third anniversary of the grant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning total compensation awarded or paid to or earned by the Chief Executive Officer and the four other most highly compensated executive officers of the Company, who served in such capacities as of December 31, 1999 (the "Named Executive Officers") for services rendered to the Company in all capacities during each of the last three fiscal years ended December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                       ANNUAL COMPENSATION                  COMPENSATION
                                              -------------------------------------   ------------------------
                                                                                        AWARDS       PAYOUTS
                                                                                      ----------   -----------
                                                                                      RESTRICTED
                                                                       OTHER ANNUAL     STOCK
                                                                       COMPENSATION     AWARDS        LTIP
NAME AND PRINCIPAL POSITION          YEAR     SALARY ($)   BONUS ($)       ($)         ($) (3)     PAYOUTS ($)
---------------------------        --------   ----------   ---------   ------------   ----------   -----------
Klaus H. Murmann.................    1999       500,000     269,600       --             --           --
  Chairman and Chief                 1998       500,000     407,800       --             --           --
  Executive Officer                  1997       475,000     450,000       --             --           --

Tonio P. Barlage.................    1999       400,000     215,680       --             --           --
  President and Chief                1998       400,000     326,240       --             --           --
  Operating Officer                  1997       375,000     550,000       --             --           --

David L. Pfeifle.................    1999       300,843     161,770        3,150         --           29,625
  Executive Vice President           1998       286,661     220,216        1,920        188,250      216,320
                                     1997       246,981     220,002        5,760         --           46,400

Thomas K. Kittel.................    1999       162,434(1)   44,889(2)     2,100         --           19,750
  Vice President of Operations--     1998       170,629(1)   27,757(2)     1,193        125,500      118,976
  Germany and Slovakia               1997       158,785(1)   25,325(2)     3,560         --           17,400

Wolfgang Weisser.................    1999       162,434(1)   44,889(2)     2,100         --           19,750
  Vice President of Sales and        1998       170,629(1)   26,755(2)     1,193        125,500      118,976
  Marketing--Europe                  1997       158,785(1)   25,325(2)     3,560         --           17,400

------------------------

(1) Payments to Messrs. Kittel and Weisser were made in Deutsche marks, which amounts have been converted to U.S. dollars for this table using weighted average annual exchange rates for 1999, 1998 and 1997.

(2) Payments were made in Deutsche marks and converted to U.S. dollars for this table using the exchange rate for March 7, 2000, March 3, 1999 and April 15, 1998, respectively.

(3) On December 31, 1999, certain of the Named Executive Officers held the following number of Restricted Shares and Restricted Units with the following value, based on the closing per share price of common stock of the Company on December 31, 1999, of $9.0625: Mr. Pfeifle--5,400 Restricted Shares and 3,600 Restricted Units with an aggregate value of $81,562.50;
    Mr. Kittel--3,600 Restricted Shares and 2,400 Restricted Units with an aggregate value of $54,375; and Mr. Weisser--3,600

    Restricted Shares and 2,400 Restricted Units with an aggregate value of $54,375. All of the Restricted Shares and Restricted Units vested and all restrictions lapsed as of May 3, 2000, following the completion of the Company's combination with the Danfoss Fluid Power companies, which transaction resulted in a change in control of the Company as defined in the Company's 1998 Long-Term Incentive Plan.

RETIREMENT PLANS

    U.S. RETIREMENT PLAN. The following table sets forth the estimated annual benefits payable under the Sauer-Sundstrand Employees' Retirement Plan (the "U.S. Retirement Plan") to participants retiring at a normal retirement date of January 1, 2000, for the specified average annual earnings and years of participation. The benefits have been calculated on the basis of a straight-life annuity.

                           U.S. RETIREMENT PLAN TABLE

                          YEARS OF PARTICIPATION
ANNUAL AVERAGE   -----------------------------------------
   EARNINGS         15         20         25         30
--------------   --------   --------   --------   --------
   $150,000       $37,778    $50,380    $62,975   $75,529
   175,000        43,229     57,649     72,061     86,426
   200,000        43,667     58,233     72,791     87,301
   225,000        43,667     58,233     72,791     87,301
   250,000        43,667     58,223     72,791     87,301
   275,000        43,667     58,233     72,791     87,301

    The U.S. Retirement Plan is a defined benefit pension plan intended to be qualified under Section 401(a) of the Code. Benefits are based only on salary and any sales commissions (the Company currently pays no sales commissions). The current compensation covered by the U.S. Retirement Plan for Mr. Pfeifle is the amount set forth under "Salary" in the Summary Compensation Table. No other Named Executive Officer participated in the U.S. Retirement Plan.

    Under the U.S. Retirement Plan, the monthly amount of a participant's retirement benefit at the participant's normal retirement date (the date the participant reaches age 65) is calculated pursuant to a formula contained in the plan based on (i) the average of the participant's highest five-year annual earnings less an offset for Social Security benefits and (ii) the participant's years of participation in the Retirement Plan.

    Mr. Pfeifle has completed 28 years of participation, and his estimated annual U.S. Retirement Plan benefits at his normal retirement date, assuming his present salary and present Social Security benefit remain unchanged, would be $91,921 respectively.

    U.S. SUPPLEMENTAL PLANS. The Code generally limits to $135,000 indexed for inflation, the amount of any annual benefit that may be paid from the U.S. Retirement Plan. Moreover, the U.S. Retirement Plan may consider no more than $170,000 as indexed for inflation, of a participant's annual compensation in determining that participant's retirement benefit. In recognition of these two limitations, the Company has adopted two Supplemental Retirement Benefit Plans (the "U.S. Supplemental Plans"). Both of these U.S. Supplemental Plans are designed to provide supplemental retirement benefits to the extent that a participant's benefits under the Retirement Plan are limited by either the $135,000 annual benefit limitation or the $170,000 annual compensation limitation.

    One of these two U.S. Supplemental Plans has an additional purpose. It provides supplemental retirement benefits equal to the difference between the benefit the participant would have received under the applicable Sundstrand Corporation pension plan for former employees of Sundstrand Corporation (if the participant's earnings and service with the Company had been taken into account under the Sundstrand Corporation plan) and the benefit payable under the U.S. Retirement Plan. Under both U.S. Supplemental Plans, however, the actual payment of supplemental benefits is entirely at the discretion of the Company.

    At January 1, 2000, Mr. Pfeifle was eligible to participate in the U.S. Supplemental Plans, and was eligible for the supplement for benefits that would have been payable under the Sundstrand Corporation plan. The estimated annual supplemental retirement benefit for Mr. Pfeifle at his normal retirement date at age 65, assuming his present salary until retirement, would be $98,567. No other Named Executive Officer is entitled to benefits under the U.S. Supplemental Plans.

    EUROPEAN PENSION PLANS. The Company has a Post-Retirement Care Agreement with Mr. Murmann that provides for the payment to him of an annual retirement benefit in the amount of $300,000. These benefits commence on the date
Mr. Murmann retires from his regular employment with the Company. In the event Mr. Murmann leaves a surviving spouse, his spouse would be entitled to a straight-life annuity benefit equal to 60% of the benefit payable to Mr. Murmann.

    Messrs. Kittel and Weisser participate in the pension plan covering most of the Company's German employees. The plan is similar in nature to a defined contribution plan in the United States, with the exception that the plan is unfunded. Under the plan, a monthly pension is paid to employees who retire after attaining the age of 65, calculated pursuant to a formula based on (i) a percentage of each employee's base monthly salary as of the end of October of each year and (ii) the participant's years of service. Mr. Kittel completed
12 years of service and Mr. Weisser completed 32 years of service as of December 31, 1999, and assuming that their present salaries remain unchanged and that they will retire at age 65, their pensions will be DM 34,070 and DM 64,710 per year, respectively ($17,541 and $33,316 using the exchange rate as of December 31, 1999). Messrs. Kittel and Weisser do not participate in the arrangement covering Mr. Murmann. No other Named Executive Officer is entitled to benefits under a European pension plan.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

    The Company has an employment contract with Mr. Murmann providing for an annual salary of not less than $250,000, effective upon the May 3, 2000 amendments to his employment contract. The employment contract with Mr. Murmann provides that he shall participate in the Company's benefit plans for which he is presently eligible and in any plans substituted therefor, and he shall be entitled to certain retirement benefits. In the event the Company terminates the employment of Mr. Murmann in violation of the contract, he would be entitled to receive all compensation and benefits provided for under the contract until such time as his employment would otherwise terminate pursuant to the contract. The employment contract with Mr. Murmann expires on December 31, 2001, and contains an agreement not to compete during the period of the employment contract.

    The Company has an employment contract with Mr. Pfeifle that provides for an annual base salary of at least $300,000 and participation in the Company's bonus plan and benefit plans for which he is presently eligible and in any plans substituted therefor. Mr. Pfeifle's employment contract expires on December 31, 2001, with automatic one-year extensions unless terminated by either party, and contains a covenant not to compete for a term of two years following termination of the employment contract. If Mr. Pfeifle terminates the contract for good reason or if the Company terminates the contract without good cause, the contract provides that, for the greater of two years or the remainder of his employment period under the contract,
(a) Mr. Pfeifle will continue to receive monthly payments equal to (i) 1/12 of his annual base salary at the time of termination plus (ii) 1/12 of the amount of his target bonus for the year of termination and (b) that he will remain eligible to participate in benefits plans for which he was eligible at the time of termination. If Mr. Pfeifle's employment is terminated within two years following a change in control of the Company for any reason other than by the Company for cause, by Mr. Pfeifle without good reason, or by reason of retirement, death, or disability, Mr. Pfeifle will be entitled to receive the following lump sum payments in amounts equal to: (x) all accrued salary plus a pro-rata share of the current year's target bonus; (y) three times his current annual base pay and target bonus opportunity; and (z) 15% of his base salary for the year of termination in lieu of health, dental, disability, or life insurance for which he was eligible as an employee of the Company.

    The German Operating Company has employment contracts with Messrs. Kittel and Weisser that provide for each to receive an annual salary of DM 300,000 ($162,434 using the weighted average annual exchange rate for 1999), which contracts expire on December 31, 2002, and do not contain an agreement not to compete. No other Named Executive Officer is a party to an employment contract with the Company.

    The Company has entered into a Change-in-Control Agreement with Mr. Kittel providing that if his employment is terminated within two years following a change in control of the Company for any reason other than by the Company for cause, by Mr. Kittel without good reason, or by reason of retirement, death, or disability, Mr. Kittel will be entitled to receive lump sum payments in amounts equal to: (a) all unpaid base salary plus a pro-rata share of the current year's target bonus; (b) his current annual base salary and target annual bonus opportunity multiplied by three; and (c) 10% of his base salary for the year of termination in lieu of continued participation in Company provided benefits.

    Tonio Barlage resigned as President and a Director of the Company effective as of March 31, 2000. Pursuant to a Termination Agreement entered into with Mr. Barlage, the Company made a lump-sum payment of $1,200,000, said amount being equal to the base compensation that would have been paid to him during the remaining term of his Employment Agreement with the Company, a lump-sum payment of $1,500,000 in full satisfaction of any and all future pension claims based on his Post-Retirement Care Agreement, in return for which Mr. Barlage agreed to a covenant not to compete for a term ending on December 31, 2001, and his Employment Agreement with the Company was terminated. The Company also purchased 600,000 shares of the Company's Common Stock owned by Mr. Barlage and his wife pursuant to a Stock Purchase Agreement, for a per-share price of $9.5367, aggregating $5,722,020.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee") establishes and administers the executive compensation program for the officers ("Executives") of the Company, including base salaries, the Company's Bonus Plan and the Company's 1998 Long-Term Incentive Plan. The Committee consists of two non-employee directors, who have no interlocking relationships.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Committee has reaffirmed that the Company's compensation philosophy and objectives as they pertain to Executives are as follows:

    (a) To motivate top leadership to superior performance by providing opportunity for above-average total compensation comprised of an appropriate balance of base salary and short- and long-term incentives;

    (b) To provide a total compensation package that will attract, retain, and motivate top talent; and

    (c) To ensure that the objectives of the Company's Executives are aligned with shareholder interests.

    The current components of the Company's executive total compensation program include:

       (a) An annual base salary;

       (b) An annual variable cash incentive;

       (c) Stock-based incentives; and

       (d) A competitive benefit package.

    These components consider individual performance, the Company's performance, and survey data regarding comparable positions at other companies in the industry.

    It is the intent of the Committee to provide to the Company's Executives the opportunity for a total compensation package that, when compared to the marketplace, shall exceed the 75(th) percentile of such comparisons.

BASE SALARIES

    In December, 1998, the Committee reviewed and approved 1999 annual base salaries for the Company's Executives. The Committee based its decision on market survey data, the performance of each Executive and the recommendations of the Company's Chief Executive Officer.

INCENTIVE COMPENSATION PLANS

    During 1999, the Committee resolved that the Board of Directors adopt a restatement of the Sauer Inc. Bonus Plan. New incentive opportunity levels (the percentage of annualized base salary which will be paid if the target Return on Net Assets is achieved), based on market survey data, were established, and the participation of the Company's Executives in the Plan was approved by the Committee. The incentive opportunity levels are according to the Executive's position and responsibilities, and are based on achievement of Return on Net Assets.

    No new grants of stock-based incentives were made to Executives during 1999.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Company's employment contract with Klaus Murmann as in effect prior to May 3, 2000, provided for an annual salary of not less than $450,000, which annual salary was increased to $500,000 for 1998. Based upon review of market survey data and the Company's compensation objectives, the Committee decided not to increase Mr. Murmann's salary during 1999. The cash bonus earned by Mr. Murmann for 1999 was $269,600 based on achievement of 13.48% Return on Net Assets. This payment was made in accordance with the terms of the January 1, 1999 Restated Sauer Inc. Bonus Plan. Mr. Murmann's employment contract was amended effective May 3, 2000 to provide for a minimum annual salary of $250,000.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Internal Revenue Code Section 162(m) limits the deductibility by the Company of compensation in excess of $1,000,000 paid to each of the Chief Executive Officer and the other four most highly compensated Executives. The compensation paid to each of those Executives did not exceed $1,000,000 in 1999, and the Company does not anticipate that any of its Named Executive Officers for 2000 will receive compensation in excess of $1,000,000 in 2000.

                                          COMPENSATION COMMITTEE
                                          Johannes F. Kirchhoff, Chairman
                                          Richard M. Schilling

PERFORMANCE GRAPH

    The following graph shows a comparison of the cumulative total returns from May 12, 1998 (the date of the Company's initial public offering of its common stock), to December 31, 1999, for the Company, the Russell 2000 Index, and the Media General Financial Services, Inc.--Diversified Machinery Index ("MG-- Diversified Machinery Index").

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SAUER INC  DIVERSIFIED MACHINERY  RUSSELL 2000 INDEX
5/12/98         100                    100                 100
6/30/98       78.52                  92.53               94.81
9/30/98       44.74                   73.3               75.71
12/31/98      43.02                   83.8               87.83
3/31/99       59.59                  87.78               82.78
6/30/99       59.25                 105.72               95.33
9/30/99       70.91                 100.54                  89
12/31/99       52.7                  99.66              105.03

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MURMANN FAMILY LIMITED PARTNERSHIP INTEREST IN THE GERMAN OPERATING COMPANY

    The Company conducts its German operations through Sauer-Sundstrand GmbH & Co., a German partnership (the "German Operating Company"). The Company and Sauer Sundstrand GmbH, a company wholly-owned by the Company, are the general partners of the German Operating Company. Sauer GmbH and Klaus H. Murmann & Co. KG, as holding company for Sauer GmbH & Co. Hydraulik KG, had limited partnership interests (the "Limited Partners") in the German Operating Company. The Limited Partners are owned entirely by Klaus H. Murmann (a director and Chairman of the Company) and members of his family. The creation of the limited partnership interests as opposed to the acquisition of the entire share capital of the Company was a result of tax considerations in connection with the formation of the Company in 1989. The limited partnership interests remained essentially unchanged since that date. The German Operating Company was required to pay annually to the Limited Partners an amount in cash (the "Annual Cash Payment") equal to a percentage of the Company's consolidated income before taxes and the Limited Partners' interests ("Percentage"). The Percentage is subject to adjustment based on changes in the number of outstanding shares of common stock of the Company during the applicable year. The Percentage is equal to the ratio of 2,250,000 shares divided by the sum of 2,250,000 shares and the number of outstanding shares of common stock of the Company.

    The Annual Cash Payment was based on the overall income of the Company in order to avoid any potential conflicts between the Company and the Limited Partners regarding whether, for example, sales should be made by the U.S. Operating Company or the German Operating Company and the pricing of intercompany sales between the U.S. Operating Company and the German Operating Company. The amount of the Annual Cash Payment to be made by the Company for 1999 is $2,387,000, which was converted to DM 4,701,000 as of December 31, 1999, for payment in Deutsche marks in 2000.

    The Company elected, by the action of its independent directors, to terminate the limited partnership interests. Pursuant to the terms of the agreement creating the limited partnership, in exchange for the termination of the limited partnership interests, the Company issued an aggregate of 2,250,000 shares of Company common stock, will pay the balance of the current accounts of the Limited Partners, and will pay the Limited Partners an amount in cash equal to the income tax payable as a result of the exchange of the shares of common stock of the Company for the limited partnership interests, but not to exceed 23,354,400 Deutsche marks. The Company's agreement to acquire all of the outstanding shares of common stock of the Danfoss Fluid Power Companies provided that the termination of the limited partnership interests was a condition to closing the Danfoss Transaction.

                             ADDITIONAL INFORMATION

NOTICE REQUIREMENTS

    To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Bylaws of the Company establish an advance notice procedure. No stockholder proposals, nominations for the election of directors or other business may be brought before an annual meeting unless written notice of such proposal or other business is received by the Secretary of the Company at the address set forth on page 1 of this Proxy Statement not less than 120 calendar days in advance of the date that the Company's proxy statement was released to stockholders in connection with the previous year's Annual Meeting. Such notice must contain certain specified information concerning the matters to be brought before the meeting as well as the stockholder submitting the proposal. For the Company's annual meeting in the year 2001, the Company must receive this notice on or before January 5, 2001. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.

    In addition, stockholder proposals intended to be included in the Company's Proxy Statement for the annual meeting in 2001 must be received by the Secretary of the Company at the address set forth on page 1 of this Proxy Statement, not later than January 5, 2001. Such proposals must comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

DISCRETIONARY AUTHORITY

    If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters to the same extent as the person delivering the proxy would be entitled to vote. If any other matter is properly brought before the Annual Meeting, proxies in the enclosed form returned to the Company prior to the Annual Meeting will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder. At the date this Proxy Statement went to press, the Company did not anticipate that any other matters would be properly brought before the Annual Meeting.

FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO KENNETH D. MCCUSKEY, CORPORATE SECRETARY, AT THE ADDRESS SET FORTH ON PAGE 1 OF THIS PROXY STATEMENT.

                                          By Order of the Board of Directors

                                          /s/ Kenneth D. McCuskey

                                          Kenneth D. McCuskey
                                          CORPORATE SECRETARY

May 5, 2000

                                                                          2370
      PLEASE MARK YOUR
 /X/  VOTES AS IN THIS
      EXAMPLE.

THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATIONS ARE MADE, YOUR SHARES WILL BE VOTED FOR ALL NOMINEES LISTED BELOW.

-------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.
-------------------------------------------------------------------------------

                                                                             FOR      WITHHELD
To elect the following nominees, and while the       Election of Directors
Company has no reason to believe that any of                                /   /      /   /
the nominees will decline or be unable to serve,
if any do, to vote with discretionary authority:     FOR all nominees except the following:
01. OLE STEEN ANDERSEN, 02. JORGEN M. CLAUSEN,
03. NICOLA KEIM, 04. JOHANNES F. KIRCHHOFF,          _________________________________________
05. HANS KIRK, 06. KLAUS H. MURMANN, 07. SVEN
MURMANN, 08. DAVID L. PFEIFLE, AND 09. RICHARD M.
SCHILLING

--------------------------------------------------------------------------------



                             Please sign exactly as name appears. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, or corporation officers should indicate the capacity in which they are signing.

                             PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.


                                                                            2000
                             ___________________________________________________

                                                                            2000
                             ___________________________________________________


--------------------------------------------------------------------------------
                           FOLD AND DETACH HERE





                            SAUER-DANFOSS INC.

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

TO VOTE BY TELEPHONE:
Using a touch-tone phone call Toll-free         1-877-PRX-VOTE (1-877-779-8683)

TO VOTE BY INTERNET:
Log on to the Internet and go to the website: http://www.eproxyvote.com/shs

NOTE: IF YOU VOTE OVER THE INTERNET, YOU MAY INCUR COSTS SUCH AS
TELECOMMUNICATION AND INTERNET ACCESS CHARGES FOR WHICH YOU WILL BE
RESPONSIBLE.

                  THANK YOU FOR VOTING YOUR SHARES
                      YOUR VOTE IS IMPORTANT!

  DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

P                            SAUER-DANFOSS INC.
                 2800 EAST 13TH STREET, AMES, IOWA 50010
R
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
O                     ANNUAL MEETING ON MAY 30, 2000

X      The undersigned hereby appoints Klaus H. Murmann, and David L.
     Pfeifle, and each of them, with full power of substitution, as proxies,
Y    to vote all the shares of Common Stock of Sauer-Danfoss Inc.
     (the "Company") which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders to be held May 30, 2000, and any adjournment thereof, upon the matters set forth below, AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

--------------------------------------------------------------------------------
    PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
                           ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           FOLD AND DETACH HERE



                                  [LOGO]


                    ANNUAL MEETING OF STOCKHOLDERS
             TUESDAY, MAY 30, 2000 AT 8:00 A.M. LOCAL TIME

                         NEW YORK PALACE HOTEL
                           455 MADISON AVENUE
                        NEW YORK, NEW YORK 10022